POWER OF ATTORNEY


     The undersigned Trustee of Pioneer Real Estate Shares, a Delaware business trust (the "Trust"), does hereby constitute and appoint John F. Cogan, Jr., David D. Tripple, Joseph P. Barri and Robert P. Nault, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them, and each of them acting singly, to sign in my capacity as Trustee any and all amendments to the Registration Statement on Form N-1A to be filed by the Trust under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the offering of the Trust's shares of beneficial interest and any and all other documents and papers relating thereto, and generally to do all such things in my name and on my behalf in the capacity as Trustee to enable the Trust to comply with the 1940 Act and the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all amendments to said Registration Statement.

     IN WITNESS WHEREOF, I have hereunder set my hand on this Instrument on this 28th day of February, 1996.





                                   Fred N. Pratt, Jr., as
                                   Trustee and not individually